UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________________________________________
FORM 8-K
_______________________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2017
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Perrigo Company plc
(Exact name of registrant as specified in its charter)
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Commission file number 001-36353

Ireland	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Treasury Building, Lower Grand Canal Street, Dublin 2, Ireland	-
(Address of principal executive offices)	(Zip Code)
+353 1 7094000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]     Written communications pursuant to Rule 425 under the Securities Act
(17 CFR 230.425)

[ ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17 CFR 240.14a-12)

[ ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[ ]         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 3.01    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard;                 Transfer of Listing.

On March 17, 2017, Perrigo Company plc (the “Company”) received a notice from the New York Stock Exchange (the “NYSE”) indicating that the Company is not in compliance with the NYSE’s continued listing requirements under the timely filing criteria outlined in Section 802.01E of the NYSE Listed Company Manual as a result of the Company’s failure to timely file its Annual Report on Form 10-K for the fiscal year ended December 31, 2016 (the “Form 10-K”).

As previously disclosed, the Company and its independent auditor, Ernst & Young LLP (“E&Y”), were unable to fully complete their respective reviews of the historical revenue recognition practices associated with the Tysabri® royalty stream by the Form 10-K filing due date under the extension period provided by Rule 12b-25 of the Securities Exchange Act of 1934. E&Y, together with the Company’s full cooperation, is focused on completing its audit procedures, including the previously-discussed scope of work related to the review of the deferred tax assets and other related effects at Omega Pharma Invest N.V., to enable the Company to file the Form 10-K as soon as practical.

The NYSE has informed the Company that, under the NYSE rules, the Company will have six months from March 16, 2017 to file its Form 10-K with the Securities and Exchange Commission (the “SEC”). The Company can regain compliance with the NYSE listing standards at any time prior to such date by filing the Form 10-K with the SEC. If the Company fails to file its Form 10-K prior to such date, then the NYSE may grant, at its discretion, a further extension of up to six additional months, depending on the specific circumstances. The letter from the NYSE also notes that the NYSE may commence delisting proceedings at any time if the circumstances warrant.

Forward-Looking Statements

Certain statements in this filing are “forward-looking statements.” These statements relate to future events or the Company’s future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential” or the negative of those terms or other comparable terminology. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company’s control, including the time, effort and expense to complete its 2016 Form 10-K, future impairment charges, the ability to achieve its guidance, the completion of announced acquisitions or dispositions, the ability to execute and achieve the desired benefits of announced initiatives, and the timing, amount and cost of share repurchases. In addition, the Company may identify and be unable to remediate one or more material weaknesses in its internal control over financial reporting, need to restate its financial statements, conclude that investors should no longer rely upon previously issued financial statements or be unable to regain compliance with the NYSE continued listing rules. Furthermore, if the Company and/or its subsidiaries are required to restate their financial statements it and/or its subsidiaries may incur additional tax liabilities in respect of 2016 and prior years or may be found to have breached certain provisions of Irish company legislation in respect of prior financial statements and if so, may incur additional expenses and penalties. These and other important factors, including those discussed under “Risk Factors” in the Company’s Form 10-KT for the six-month period ended December 31, 2015, as well as the Company’s subsequent filings with the United States Securities and Exchange Commission, may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements in this filing are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE
Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

(Registrant)
PERRIGO COMPANY PLC

		By:	/s/ Todd W. Kingma
Dated:	March 17, 2017		Todd W. Kingma
Executive Vice President, General Counsel and Secretary